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                                                                      EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

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                                                                     YEAR ENDED DECEMBER 31
                                                                --------------------------------
                                                                 1994         1993        1992
                                                                -------     --------     -------
Income before the cumulative effect of changes in
  accounting.................................................   $32,220     $ 45,374     $35,739
Less:
  Common stock dividends.....................................     5,686        5,436       5,224
  Preferred stock dividends..................................     2,603        2,529       2,435
  Accretion of discount on preferred stock...................        --          770       1,280
                                                                -------     --------     -------
     Undistributed earnings less accretion before cumulative
       effect adjustments....................................    23,931       36,639      26,800
Cumulative effect of changes in accounting...................        --      (18,836)         --
                                                                -------     --------     -------
     Undistributed earnings less accretion...................   $23,931     $ 17,803     $26,800
                                                                =======     ========     =======
PRIMARY
Average shares and equivalents outstanding:
  Shares outstanding.........................................    13,699       13,593      13,060
  Shares issuable upon
     Conversion of preferred stock...........................     4,587        3,877       3,461
     Exercise of stock options...............................        52          109         147
                                                                -------     --------     -------
     Total...................................................    18,338       17,579      16,668
                                                                =======     ========     =======
Per share amounts:
  Undistributed earnings less accretion before cumulative
     effect adjustments......................................   $  1.30     $   2.08     $  1.61
  Dividends (except preference dividends)....................       .42          .40         .40
                                                                -------     --------     -------
  Earnings before cumulative effect adjustments..............      1.72         2.48        2.01
  Cumulative effect adjustments..............................        --        (1.07)         --
                                                                -------     --------     -------
     Net Income..............................................   $  1.72     $   1.41     $  2.01
                                                                =======     ========     =======
FULLY DILUTED
Average shares and equivalents outstanding:
  Shares outstanding.........................................    13,699       13,593      13,060
  Shares issuable upon
     Conversion of preferred stock...........................     5,212        5,212       4,899
     Exercise of stock options...............................        54          119         156
                                                                -------     --------     -------
     Total...................................................    18,965       18,924      18,115
                                                                =======     ========     =======
Per share amounts:
  Undistributed earnings less accretion before cumulative
     effect adjustments......................................   $  1.26     $   1.94     $  1.48
  Dividends (except preference dividends)....................       .42          .40         .40
                                                                -------     --------     -------
  Earnings before cumulative effect adjustments..............      1.68         2.34        1.88
  Cumulative effect adjustments..............................        --        (1.00)         --
                                                                -------     --------     -------
     Net Income..............................................   $  1.68     $   1.34     $  1.88
                                                                =======     ========     =======
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